Exhibit 21.1

Subsidiaries of Taylor & Martin Group, Inc.

The subsidiaries of Taylor & Martin Group, Inc. after giving effect to the Reorganization but before giving effect to the Combinations, each as described in the prospectus forming a part of this registration statement, are as follows:

Company	Jurisdiction of Organization
TMG Auction Services, LLC	Delaware
TMG Reverse Logistics, LLC	Delaware
TMG Global Liquidation, LLC	Delaware
TMG Founder Company	Delaware
Prime Value Founder Company(1)	Delaware

(1)	Direct, wholly owned subsidiary of TMG Founder Company.

The subsidiaries of Taylor & Martin Group, Inc. after giving effect to the Reorganization, the Combinations and the contribution of the acquired Partner Companies’ common stock to our subsidiaries, each as described in the prospectus forming a part of this registration statement, are as follows:

Company	Jurisdiction of Organization
TMG Auction Services, LLC	Delaware
TMG Reverse Logistics, LLC	Delaware
TMG Global Liquidation, LLC	Delaware
TMG Founder Company	Delaware
Prime Value Founder Company(1)	Delaware
Taylor & Martin Enterprises, Inc.(2)	Nebraska
Deanco Auto Auction, Inc.(2)	Alabama
Deanco Auction & Real Estate, Co.(2)	Alabama
Deanco Auction Company of MS, Inc.(2)	Mississippi
The Jay Group, Ltd.(3)	North Carolina
Image Microsystems Operating Company, LLC(4)	Texas
International Enterprises, Inc.(4)	Ohio

(1)	Direct, wholly owned subsidiary of TMG Founder Company.
(2)	Direct, wholly owned subsidiary of TMG Auction Services, LLC.
(3)	Direct, wholly owned subsidiary of TMG Global Liquidation, LLC.
(4)	Direct, wholly owned subsidiary of TMG Reverse Logistics, LLC.